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                                                                    EXHIBIT 10.7

         This note is subject to the Allonge attached hereto and incorporated herein.


                                 PROMISSORY NOTE

$1,500,000.00                                             Boston, Massachusetts
                                                          June 24, 1994

         FOR VALUE RECEIVED, the undersigned Object Design, Inc., a Delaware corporation (the "Borrower") hereby promises to pay to the order of FLEET BANK OF MASSACHUSETTS, N.A. (the "Bank") the principal amount of one Million Five Hundred Thousand and 00/100 ($1,5OO,000.00) Dollars or such portion thereof as may be advanced by the Bank pursuant to Section 1.6 of the below-defined Letter Agreement and remains outstanding from time to time thereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. As used herein, "Letter Agreement" means that certain letter agreement dated June 23, 1993, as amended, between the Bank and the Borrower.

         Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty [360] days for the actual number of days elapsed) which shall at all times be equal to the sum of (i) three-quarters of one percent (0.75%) per annum plus (ii) the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest will become effective on the same day on which any change in the Prime Rate is effective. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that rate of interest per annum announced by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate, not necessarily the
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lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

         All advances of Principal made at any time on or prior to June 30, 1994 are hereinafter referred to as the "Tranche 1 Advances". Principal of the Tranche 1 Advances shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of Tranche 1 Advances outstanding at the close of business on June 30, 1994), such installments to commence July 1, 1994 and to continue thereafter on the first day of each month through and including June 1, 1997, on which date all then remaining Principal of the Tranche 1 Advances and all interest accrued but unpaid thereon will be due and payable in full. All advances of Principal made at any time on or after July 1, 1994 and not later than December 31, 1994 are hereinafter referred to as the "Tranche 2 Advances". Principal of the Tranche 2 Advances shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate principal amount of Tranche 2 Advances outstanding at the close of business on December 31, 1994), such installments to commence January 1, 1995 and to continue thereafter on the first day of each month through and including December 1, 1997, on which date all then remaining Principal of the Tranche 2 Advances and all interest accrued but unpaid thereon will be due and payable in full. All advances of Principal made at any time on or after January 1, 1995 are hereinafter referred to as the "Tranche 3 Advances". Principal of the Tranche 3 Advances shall be repaid by the Borrower to the Bank in 36 equal consecutive monthly installments (each in an amount equal to 1/36th of the aggregate amount of Tranche 3 Advances outstanding at the close of business on May 31, 1995), such installments to commence June 1, 1995 and to continue thereafter on the first day of each month through and including May 1, 1998, on which date all then remaining Principal of the Tranche 3 Advances and all interest accrued but unpaid thereon will be due and payable in full. The Borrower may at any time and from time to time, without premium or penalty, prepay all or any portion of the Principal; provided that each such Principal prepayment shall be accompanied by payment of all interest on this note accrued but unpaid to the date of payment. Any partial prepayment of Principal will be applied against Principal installments in inverse order of normal maturity.


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         Payments of both Principal and interest shall be made, in immediately available funds, at the principal office of the Bank (now located at 75 State Street, Boston, Massachusetts 02109), or at such other address as the Bank may from time to time designate.

         The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any advance of Term Loan II (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The aggregate unpaid principal amount of Term Loan II, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of such amount.

         The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

         This note is Term Note II referred to in, and is secured by and entitled to the benefits of, the Letter Agreement and the Security Agreement (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.


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         Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL

ATTEST:                                     OBJECT DESIGN, INC.


By:________________________________         By:________________________________
   Its Secretary                               Its President and CEO


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                                 ALLONGE TO NOTE


         This Allonge to Note is made as of April 18, 1995 between Object Design, Inc., a Delaware corporation (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank"). This Allonge to Note is attached to and amends that certain promissory note in the original face principal amount of $1,500,000 dated June 24, 1994 ("Term Note II") made by the Borrower and payable to the order of the Bank. Term Note II is hereby amended, effective as of the date hereof:

                  a. By deleting from the first grammatical paragraph of Term
                  Note II the words "or such portion thereof as may be advanced by the Bank pursuant to Section 1.6" and by substituting in their stead the following:

                           "or such portion thereof as may have heretofore been advanced or may hereafter be advanced by the Bank to the Borrower as described in Section 1.5"

                  b. By providing that all references in Term Note II to a "Letter Agreement" will be deemed to refer to that certain letter agreement of even date with this Allonge between the Borrower and the Bank, as such letter agreement may be from time to time amended.

         Except as expressly amended hereby, Term Note II remains in full force and effect as heretofore.

         WITNESS the execution of this Allonge to Note, as an instrument under seal, as of the day and year first above written.

                                            OBJECT DESIGN, INC


                                            By_________________________________
                                              Name:
                                              Title:



                                            FLEET BANK OF MASSACHUSETTS, N.A.



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                                            By_________________________________
                                              Name:
                                              Title:


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